Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form S-8 of Advance Nanotech, Inc. and to the incorporation therein of our report dated March 28, 2008, with respect to the financial statements of Advance Nanotech, Inc., which appears on page F-2 of the Annual Report of Advance Nanotech, Inc. for the year ended December 31, 2007.

Mendoza Berger & Company LLP

/s/ Mendoza Berger & Company LLP
Irvine, California
September 23, 2008